Camber Energy, Inc. 8-K

Exhibit 10.3

FUNDING AND LOAN AGREEMENT

THIS FUNDING AND LOAN AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2019, by and among Camber Energy, Inc., a Nevada corporation (“Parent”), Lineal Star Holdings, LLC, a Delaware limited liability company (“LSH”), and the Parent preferred stockholders set forth on the signature page hereto (the “Preferred Holders” and, together with LSH and the Parent, sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, immediately following the Closing, the Parent shall deposit or cause to be deposited into a newly opened and dedicated bank account maintained by the Parent (the Account, defined and discussed below), an amount equal to $4,000,000 (the “Deposit”), to be held and distributed by the Parent on the terms set forth herein; and

WHEREAS, the Parties wish to specify their respective rights and obligations with respect to the Account Funds.

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Account Funds.

(a)           Within seven (7) days after the Closing, the Parent shall open a dedicated bank account (at a bank mutually agreed to between the Parent and a Majority Interest of the Series E Preferred Stock, provided that the Parties confirm and acknowledge that Veritex Community Bank is a “mutually agreed to” bank) which shall be separate from the Parent’s standard operating bank account (the “Account”). An officer designated by the Parent and one person designated by the Series E Preferred Stock holders (which person shall initially be Tim Connolly) (the “Preferred Authorized Representative”), shall have to approve all disbursements, payments and draws on the Account. The Preferred Authorized Representative may be removed or replaced from time to time with the written consent of a Majority Interest of the Series E Preferred Stock and the holder of the Series F Preferred Stock.

(b)           Immediately thereafter, the Parent shall deposit the Deposit in immediately available funds into the Account. The Parent shall hold the Deposit, together with all products and proceeds thereof, including all interest, gains and other income earned with respect thereto (collectively, the “Earnings” and together with the Deposit but less any disbursements, the “Account Funds”) in the Account, in accordance with the terms and subject to the conditions of this Agreement.

(c)           All Earnings, to the extent applicable, shall be retained by the Parent and reinvested in the Account Funds, shall become part of the Account Funds, and shall be disbursed in accordance with the terms and subject to the conditions of this Agreement.

2.            Disposition and Termination of the Account Funds.

The Parent and LSH shall act in accordance with, and the Parent shall hold and release the applicable portions of the Account Funds as provided in, this Section 2 as follows:

(a)           Release Approval and Final Determination. Upon receipt of a Release Approval, or a Final Determination, as applicable, with respect to all or a portion of the Account Funds, the Parent shall promptly, but in any event within two (2) Business Days after the receipt of a Release Approval or Final Determination, disburse all or part of the Account Funds in accordance with such Release Approval or Final Determination.

(b)           Method of Payment. All payments of any part of the Account Funds shall be made by wire transfer of immediately available funds as set forth in the Release Approval or Final Determination, as applicable.

(c)           Certain Definitions.

(i)             “Final Determination” means a final, non-appealable order of any court or arbitrator of competent jurisdiction which may be issued, together with (A) a certification of the prevailing Party to the effect that such order is final and non-appealable and from a court or arbitrator of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party to effectuate such order.

(ii)            “Release Approval” means the written agreement executed by (a) a Majority Interest of the Series E Preferred Stock and the holder of the Series F Preferred Stock; and (b) the Parent, setting forth the disbursement of all or a portion of the Account Funds, as applicable, for Acquisitions. The Release Approval shall also set forth the structure of the Acquisition, including the ownership breakdown of any acquired entity, business or assets, between LSH and Parent (each an “Acquisition Structure”). For the sake of clarity, all of the terms of the Acquisitions and each Acquisition Structure shall be approved by (i) a Majority Interest of the Series E Preferred Stock and the holder of the Series F Preferred Stock; and (ii) the Parent.

(d)           “Acquisitions” means acquisitions of assets and/or securities of complementary businesses of LSH.

3.            Loan. Within two (2) days after the Closing, the Parent shall wire $1,050,000 in immediately available funds to LSH’s account at Veritex Community Bank (the “Loan”). The Loan shall be documented by a promissory note (signed by LSH as borrower and the Parent as lender) in the form of Exhibit A hereto, which shall accrue interest, compounded monthly, at 10% per annum, beginning upon the date that the Holder no longer owns at least 50% of the voting securities of the Company, and which note (and the amounts owed thereunder) shall either be (a) forgiven on the date that Parent Shareholder Approval is received; or (b) be payable in full together with accrued interest thereon, two (2) years from the date that Parent no longer owns at least 50% of LSH’s voting securities due to redemptions of Series E Preferred Stock and Series F Preferred Stock, by the holders thereof.

Funding and Loan Agreement

4.             Notices. All notices, requests, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand, (b) one (1) Business Day after being sent by a nationally recognized overnight courier service (costs prepaid), (c) sent by facsimile or email with confirmation of transmission by the transmitting equipment, or (d) received by the addressee, if sent by certified mail, postage prepaid and return receipt requested. If notice is given to a Party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the other Parties in writing of any name or address changes.

If to the Parent to:

Camber Energy, Inc.

Attn:    Louis G. Schott; Robert Schleizer

1415 Louisiana, Suite 3500

Houston, Texas 77002

Email: louisgschott@gmail.com and bschleizer@camber.energy

With a copy, which shall not constitute notice to:

Dickinson Wright PLLC

Attn: Joel D. Mayersohn

350 East Las Olas Blvd.

Suite 1750

Fort Lauderdale, Florida 33301

Fax       844-670-6009

Email    JMayersohn@dickinsonwright.com

If to the Company or the Preferred Holders, to:

Lineal Star Holdings, LLC

Attn: Tim Connolly

123 N. Post Oak Lane Suite 440

Houston, Texas 77024

Fax: 713-586-6678

Email: tim@csbankers.com

With a copy, which shall not constitute notice to:

Hughes Arrell Kinchen LLP

Attn: Mark Hughes

1221 McKinney St., Suite 3150

Houston, Texas 77010

Fax: 713-942-2266

Email: mhughes@hakllp.com

Funding and Loan Agreement

K&L Gates LLP

Attn: Clayton Parker

Southeast Financial Center

200 S. Biscayne Boulevard, Suite 3900

Miami, FL 33131

Fax: 305-358-7095

Email: Clayton.Parker@klgates.com

5.           Termination. This Agreement shall terminate on the first to occur of (a) the distribution of all of the amounts in the Account in accordance with this Agreement; (b) delivery to the Parent of a written notice of termination executed by a Majority Interest of the Series E Preferred Stock and the holder of the Series F Preferred Stock; and (c) delivery to the Preferred Holders of a written notice of termination executed by the Parent, in the event the Series E Preferred Stock and Series F Preferred Stock have been fully redeemed by the Parent, after which this Agreement shall be of no further force and effect.

6.            Representation by the Parent.

(a)           The Parent hereby represents and warrants to the other Parties hereto that the Account and the Deposit are owned solely and directly by the Parent and are free and clear of all Liens.

(b)           The Parent hereby acknowledges that the entry into this Agreement was a material inducement for the Preferred Holders to enter into the Merger Agreement and the Preferred Holders would not have entered into the Merger Agreement but for the Parent entering into this Agreement.

7.            Miscellaneous.

(a)           The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the Parties.

(b)           Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any Party without the prior written consent of the other Parties.

(c)           This Agreement shall be governed by and construed under the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

(d)           Any action or proceeding arising out of or relating to this Agreement shall be heard and determined exclusively by the State and Federal Courts located in Harris, County, Texas, and each of the Parties to this Agreement irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The Parties hereto agree that any or all of them may file a copy of this Section 7(d) with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any action or proceeding referred to in the first sentence of this Section 7(d) may be served on any Party anywhere in the world.

Funding and Loan Agreement

(e)           EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

(f)            This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(g)           If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Funding and Loan Agreement

8.             Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Parent, LSH or the holders of the Series E and Series F Preferred Stock any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds provided for hereunder. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and the parties intend that no rule of strict construction will be applied against any Person. The Parties agree that, notwithstanding anything to the contrary contained in this Agreement or in any other agreement, in the event of any conflict or inconsistency between the terms of this Agreement (on the one hand) and the Merger Agreement (on the other hand), the terms of this Agreement shall govern.

9.             Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.           Further Assurances. Following the date hereof, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.

Funding and Loan Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT:

CAMBER ENERGY, INC.

By:	/s/ Louis G. Schott
Name: Louis G. Schott Title: Interim CEO

LSH:

LINEAL STAR HOLDINGS, LLC

By:	/s/ Timothy J. Connolly
Name: Timothy J. Connolly Title: Chief Executive Officer

PREFERRED HOLDERS:

JSHAN ENERGY, LLC

By:	/s/ Jerry C. Shanklin
Name: Jerry C. Shanklin Title: President

/s/ Brian Shanklin
BRIAN SHANKLIN

/s/ Blain Shanklin
BLAIN SHANKLIN

/s/ Craig Crawford
CRAIG CRAWFORD

/s/ Timothy J. Connolly
TIMOTHY J. CONNOLLY

Funding and Loan Agreement